                                   EXHIBIT 11

                             CAM DATA SYSTEMS, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                  (UNAUDITED)

                                                                       PRIMARY NET INCOME (LOSS) PER SHARE
                                                                               THREE MONTHS ENDED
                                                                               ------------------
                                                                         MARCH 31                MARCH 31
                                                                           1996                    1995
                                                                           ----                    ----
Net income (loss) applicable to
  common and common equivalent shares                                   $  166,300             $  (72,100)
                                                                        ==========             ==========
Average number of common shares
  outstanding during the period                                          1,941,000              1,911,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period                                    191,800                     --
                                                                        ----------             ----------
Common and common equivalent shares                                      2,132,800              1,911,000
                                                                        ==========             ==========


Net income (loss) per share                                             $      .08             $     (.04)
                                                                        ==========             ==========



                                                                    FULLY DILUTED NET INCOME (LOSS) PER SHARE
                                                                               THREE MONTHS ENDED
                                                                               ------------------
                                                                         MARCH 31               MARCH 31
                                                                           1996                   1995
                                                                           ----                   ----
Net income (loss) applicable to
  common and common equivalent shares                                   $  166,300             $  (72,100)
                                                                        ==========             ==========

Average number of common shares
  outstanding during the period                                          1,941,000              1,911,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period                                    218,200                     --
                                                                        ----------             ----------
Common and common equivalent shares                                      2,159,200              1,911,000
                                                                        ==========             ==========

Net income (loss) per share                                             $      .08             $     (.04)
                                                                        ==========             ==========




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



                                   EXHIBIT 11

                             CAM DATA SYSTEMS, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

                                                                          PRIMARY NET INCOME PER SHARE
                                                                                SIX MONTHS ENDED
                                                                                ----------------
                                                                         MARCH 31               MARCH 31
                                                                           1996                   1995
                                                                           ----                   ----
Net income applicable to
  common and common equivalent shares                                   $  327,800             $   12,000
                                                                        ==========             ==========
Average number of common shares
  outstanding during the period                                          1,941,000              1,911,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period                                    173,500                 59,800
                                                                        ----------             ----------
Common and common equivalent shares                                      2,114,500              1,970,800
                                                                        ==========             ==========


Net income per share                                                    $      .16             $      .01
                                                                        ==========             ==========



                                                                       FULLY DILUTED NET INCOME PER SHARE
                                                                                SIX MONTHS ENDED
                                                                                ----------------
                                                                         MARCH 31                MARCH 31
                                                                           1996                    1995
                                                                           ----                    ----
Net income applicable to
  common and common equivalent shares                                   $  327,800             $   12,100
                                                                        ==========             ==========

Average number of common shares
  outstanding during the period                                          1,941,000              1,911,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period                                    218,200                 86,300
                                                                        ----------             ----------
Common and common equivalent shares                                      2,159,200              1,997,300
                                                                        ==========             ==========

Net income per share                                                    $      .15             $      .01
                                                                        ==========             ==========




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